U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 8, 2010

TBC GLOBAL NEWS NETWORK, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada	0-30448	20-0420885
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2351 N.E. 48th Court, Lighthouse Point, Florida	33064
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code:  (800) 605-6980

130 West Kentucky Avenue, Franklin, Kentucky 42134
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 8, 2010, Company subsidiary, Sterling Yacht Sales, Inc., entered into a Dealer Sales and Service Agreement (“Agreement”) with Forward Ventures GP. DBA Absolute North America (“ANA”).  See Exhibit 10 to this Form 8-K.  Under the terms of the Agreement, ANA grants to Sterling an exclusive license for the term to distribute, sell and service the boat products of Absolute S.p.A. (Italy) in the territory covering Alabama, Florida, Georgia, South Carolina.  The term of the Agreement is for three years.  The company’s website is located at: www.absoluteyachts.com.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 14, 2010, the Company’s board of directors appointed Glenn W, McMachen as the Company’s Chief Executive Officer, President, and Secretary/Treasurer.  He will serve in these positions until the next annual meeting of stockholders or until their successors are duly elected and have qualified.  At the present, there is no material plan, contract or arrangement between the Company and Mr. McMachen.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

Exhibits included are set forth in the Exhibit Index pursuant to Item 601of Regulation S-K.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TBC Global News Network, Inc.

Dated: April 16, 2010	By:	/s/ Glenn W. McMachen, Sr.
Glenn W. McMachen, Sr., CEO

EXHIBIT INDEX

Number	Description

10	Dealer Sales and Service Agreement between Sterling Yacht Sales, Inc. and Forward Ventures GP. DBA Absolute North America, dated April 8, 2010 (filed herewith).

4